Exhibit 99.1

Meridian Corporation Reports Second Quarter 2025 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., July 24, 2025 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	June 30, 2025	March 31, 2025	June 30, 2024
Income:
Net income	$5,592	$2,399	$3,326
Diluted earnings per common share	0.49	0.21	0.30
Pre-provision net revenue (PPNR) (1)	11,090	8,357	7,072
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended June 30, 2025 was $5.6 million, or $0.49 per diluted share, up $3.2 million, or 133%, from prior quarter.

•Pre-provision net revenue1 for the quarter was $11.1 million, an improvement of $4.0 million, or 57%. from Q2'2024.

•Net interest margin was 3.54% for the second quarter of 2025, while loan yield improved to 7.24%, from prior quarter.

•Return on average assets and return on average equity for the second quarter of 2025 were 0.90% and 12.68%, respectively.

•Total assets at June 30, 2025 were $2.5 billion, compared to $2.5 billion at March 31, 2025 and $2.4 billion at June 30, 2024.

•Commercial loans, excluding leases, increased $33.2 million, or 2% from prior quarter.

•On July 24, 2025, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable August 18, 2025 to shareholders of record as of August 11, 2025.

Christopher J. Annas, Chairman and CEO commented:

"Meridian’s second quarter 2025 earnings of $5.6 million were substantially above first quarter 2025, benefiting from improving margin, SBA loan sales and mortgage seasonality. PPNR was up 33% over the same period, reflecting overall healthy growth in our business units and good expense control. Loan growth was 2.5% for the quarter but was negatively impacted by a large SBA loan sale and the planned paydowns in our lease group. We continue to forecast loan growth in the 8-10% range for the year. Management is intensely focused on reducing the nonperforming loans, historically high for us, but negotiations and lengthy court schedules will slow the process.

Meridian Wealth Partners continued its solid performance with pre-tax income of $604 thousand for the quarter. We have hired senior managers in this unit to further our growth, and capture a greater percentage of opportunities from our loan groups. The mortgage team is performing nicely but still facing a lack of homes for sale in our Philadelphia metro and Baltimore markets. It had a big turnaround from the first quarter, but volume might have been significantly higher if the inventory was sufficient.

Our principal Philadelphia metro market is healthy and vibrant, and we have not yet seen the impact of economic uncertainties. We are excited about our market penetration in all segments, and believe this will propel us to greater performance."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Dollars in thousands, except per share data)
Income:
Net income	$5,592	$2,399	$5,600	$4,743	$3,326
Basic earnings per common share	0.50	0.21	0.50	0.43	0.30
Diluted earnings per common share	0.49	0.21	0.49	0.42	0.30
Net interest income	21,159	19,776	19,299	18,242	16,846

Balance Sheet:
Total assets	$2,510,938	$2,528,888	$2,385,867	$2,387,721	$2,351,584
Loans, net of fees and costs	2,108,250	2,071,675	2,030,437	2,008,396	1,988,535
Total deposits	2,110,374	2,128,742	2,005,368	1,978,927	1,915,436
Non-interest bearing deposits	237,042	323,485	240,858	237,207	224,040
Stockholders' equity	178,020	173,568	171,522	167,450	162,382

Balance Sheet Average Balances:
Total assets	$2,491,627	$2,420,571	$2,434,270	$2,373,261	$2,319,295
Total interest earning assets	2,404,952	2,330,224	2,342,651	2,277,523	2,222,177
Loans, net of fees and costs	2,113,411	2,039,676	2,029,739	1,997,574	1,972,740
Total deposits	2,095,028	2,036,208	2,043,505	1,960,145	1,919,954
Non-interest bearing deposits	249,745	244,161	259,118	246,310	229,040
Stockholders' equity	176,946	174,734	171,214	165,309	162,119

Performance Ratios (Annualized):
Return on average assets	0.90%	0.40%	0.92%	0.80%	0.58%
Return on average equity	12.68%	5.57%	13.01%	11.41%	8.25%

Income Statement - Second Quarter 2025 Compared to First Quarter 2025
Second quarter net income increased $3.2 million, or 133.1%, to $5.6 million as net interest income increased $1.4 million, the provision for credit losses decreased $1.4 million, and non-interest income increased $4.0 million. These improvements to net income were partially offset by a $2.6 million increase to non-interest expense over the prior quarter. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	June 30, 2025	March 31, 2025	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$427	$613	$(186)	(30.3)%	$15	$(201)
Investment securities - taxable	1,792	1,693	99	5.8%	(10)	109
Investment securities - tax exempt (1)	364	387	(23)	(5.9)%	(21)	(2)
Loans held for sale	495	333	162	48.6%	(15)	177
Loans held for investment (1)	38,204	36,218	1,986	5.5%	320	1,666
Total loans	38,699	36,551	2,148	5.9%	305	1,843
Total interest income	$41,282	$39,244	$2,038	5.2%	$289	$1,749
Interest expense:
Interest-bearing demand deposits	$1,354	$1,229	$125	10.2%	$(51)	$176
Money market and savings deposits	8,097	7,808	289	3.7%	65	224
Time deposits	7,850	7,831	19	0.2%	(170)	189
Total interest - bearing deposits	17,301	16,868	433	2.6%	(156)	589
Borrowings	1,672	1,469	203	13.8%	10	193
Subordinated debentures	1,079	1,055	24	2.3%	22	2
Total interest expense	20,052	19,392	660	3.4%	(124)	784
Net interest income differential	$21,230	$19,852	$1,378	6.94%	$413	$965
(1) Reflected on a tax-equivalent basis.
Interest income increased $2.0 million quarter-over-quarter on a tax equivalent basis, driven by increased average balances of interest earning assets and to a lesser degree by higher yields on those assets. Average interest earning assets increased by $74.7 million, and contributed $1.7 million to interest income, while the yield on earnings assets increased 6 basis points and contributed $289 thousand to interest income.
Average total loans, excluding residential loans for sale, increased $73.6 million. The largest drivers of this increase were commercial, commercial real estate, construction, and small business loans which on a combined basis increased $72.4 million on average, partially offset by a decrease in average leases of $9.4 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $10.7 million on average.
Interest expense increased $660 thousand, quarter-over-quarter, due to higher volume of interest-bearing deposits and borrowings. Interest expense on total deposits increased $433 thousand and interest expense on borrowings increased $227 thousand. During the period, interest-bearing checking accounts and money market accounts increased $20.7 million and $18.3 million on average, respectively, while time deposits increased $14.2 million on average. Borrowings increased $14.5 million on average. On a rate basis, interest-bearing checking accounts and time deposits experienced a decrease in the cost, with the overall cost of deposits dropping 5 basis points.
Overall the net interest margin increased 8 basis points to 3.54% as the cost of funds declined and the yield on earning assets increased.

Provision for Credit Losses
The overall provision for credit losses for the second quarter decreased $1.4 million to $3.8 million, from $5.2 million in the first quarter. The lower provisioning reflects the drop in non-performing loans, a decrease in specific reserves required, as well as a lower level of loan growth quarter over quarter. Loan growth was impacted by the sale of SBA loans for the quarter, which exceeded the amount sold in the first quarter by $27.4 million.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	$ Change	% Change
Mortgage banking income	$5,762	$3,393	$2,369	69.8%
Wealth management income	1,492	1,535	(43)	(2.8)%
SBA loan income	1,988	748	1,240	165.8%
Earnings on investment in life insurance	240	222	18	8.1%
Net gain (loss) on sale of MSRs	467	(52)	519	(998.1)%
Net change in the fair value of derivative instruments	(102)	149	(251)	(168.5)%
Net change in the fair value of loans held-for-sale	171	102	69	67.6%
Net change in the fair value of loans held-for-investment	190	170	20	11.8%
Net gain (loss) on hedging activity	16	21	(5)	(23.8)%
Other	1,064	1,036	28	2.7%
Total non-interest income	$11,288	$7,324	$3,964	54.1%
Total non-interest income increased $4.0 million, or 54.1%, quarter-over-quarter largely due to a $2.4 million positive improvement in mortgage banking income, combined with a $1.2 million increase in SBA loan income from the sale of SBA loans, and a $467 thousand gain recognized on the sale of MSRs. Mortgage loan sales increased $63.5 million or 42.9% quarter-over-quarter driving higher gain on sale income in addition to an improvement in the overall margin, leading to the higher level of mortgage banking income.
SBA loan income increased $1.2 million as the volume of SBA loans sold was up $27.4 million to $39.5 million, for the quarter-ended June 30, 2025 compared to the quarter-ended March 31, 2025. The gross margin on SBA sales was 6.2% for the quarter, down from 8.7% for the previous quarter. The sale included seasoned loans from 2021 & 2022 for which the market premium was much lower.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	$ Change	% Change
Salaries and employee benefits	$13,179	$11,385	$1,794	15.8%
Occupancy and equipment	1,037	1,338	(301)	(22.5)%
Professional fees	1,164	763	401	52.6%
Data processing and software	1,706	1,479	227	15.3%
Advertising and promotion	1,277	779	498	63.9%
Pennsylvania bank shares tax	269	269	—	—%
Other	2,725	2,730	(5)	(0.2)%
Total non-interest expense	$21,357	$18,743	$2,614	13.9%
Overall salaries and benefits increased $1.8 million. Bank and wealth segments combined increased $1.4 million, while the mortgage segment increased $407 thousand. Bank and wealth segment salaries and employee benefits increased due to an increase of 12 full-time equivalent employees, as well as an increase in incentives and other benefits. Mortgage segment salaries, commissions, and employee benefits expense are impacted by volume and increased commensurate with the higher level of originations. Occupancy and equipment expense decreased $301 thousand due to a full quarter of savings realized from office lease terminations that occurred in the last few quarters. Professional fees increased $401 thousand over the prior period due to increases in legal, accounting, and other professional fees, while advertising and promotion expenses increased $498 thousand due to the timing of business development activities that typically increase this time of year, including special events.

Exhibit 99.1

Balance Sheet - June 30, 2025 Compared to March 31, 2025
Total assets decreased $18.0 million, or 0.7%, to $2.5 billion as of June 30, 2025 from $2.5 billion at March 31, 2025. Interest-earning cash and fed funds decreased $84.7 million, or 74.1%, to $29.6 million as of June 30, 2025 from March 31, 2025, as a temporary deposit at the end of the prior quarter of $103 million from a long standing customer, was eventually withdrawn after being on hand for several weeks.
Portfolio loans grew $36.2 million, or 1.7% quarter-over-quarter. This growth was generated from commercial & industrial loans which increased $32.0 million, or 8.6%, commercial mortgage loans which increased $10.3 million, or 1.2%, and construction loans which increased $7.3 million, or 2.6%. SBA loan balances decreased $16.4 million, or 10.2%, from March 31, 2025, due to the increase in sales of such loans in the second quarter as discussed above in the non-interest income section. Lease financings also decreased $9.0 million, or 13.5% from March 31, 2025, partially offsetting the above noted loan growth, but this decline was expected.
Total deposits decreased $18.4 million, or 0.9% quarter-over-quarter, led by a decline in non-interest bearing deposit of $86.4 million due to the impact of the $103 million temporary deposit discussed above, but this decline was largely offset by an increase of $68.1 million in interest-bearing deposits. Money market accounts and savings accounts increased a combined $8.7 million, while interest bearing demand deposits increased $12.8 million, and time deposits increased $46.6 million from largely wholesale efforts. Overall borrowings decreased $625 thousand, or 0.4% quarter-over-quarter.
Total stockholders’ equity increased by $4.5 million from March 31, 2025, to $178.0 million as of June 30, 2025. Changes to equity for the current quarter included net income of $5.6 million, less dividends paid of $1.4 million, offset by a decrease of $102 thousand in other comprehensive income. The Community Bank Leverage Ratio for the Bank was 9.32% at June 30, 2025.

Asset Quality Summary
There was a positive improvement in the level of non-performing loans in the second quarter as they decreased $1.7 million to $50.5 million at June 30, 2025 compared to $52.2 million at March 31, 2025. This decline in non-performing loans was largely the result of the repossession of a billboard asset from a commercial loan relationship and a commercial real estate property from a separate commercial loan relationship. These assets were reclassified into OREO and other repossessed assets on the balance sheet at June 30, 2025. The decline in non-performing loans was partially offset by additional SBA loans that became non-performing during the quarter. Included in non-performing loans are $19.4 million of SBA loans of which $10.0 million, or 52%, are guaranteed by the SBA. The SBA portfolio was subject to the Fed's rapid rate increase and $13.8 million, or 71% of these non-performing loans originated in 2020-2021 when rates were lower by over 500 basis points. As a result of these changes in non-performing loans, the ratio of non-performing loans to total loans decreased 14 bps to 2.35% as of June 30, 2025, from 2.49% as of March 31, 2025.
Net charge-offs increased to $3.6 million, or 0.17% of total average loans for the quarter ended June 30, 2025, compared to net charge-offs of $2.8 million, or 0.14%, for the quarter ended March 31, 2025. Second quarter charge-offs consisted of $2.2 million in SBA loans, $972 thousand of small ticket equipment leases, and $583 thousand in commercial loans partly related to the repossession of loan collateral discussed above. Overall there were recoveries of $380 thousand, mainly related to leases.
The ratio of allowance for credit losses to total loans held for investment was 1.00% as of June 30, 2025, relatively flat from 1.01% as of March 31, 2025. The baseline quantitative and qualitative reserve factors increased in the second quarter ACL calculation, offset by the impact of a lower reserve need as specific reserves declined. As of June 30, 2025 there were specific reserves of $3.3 million against individually evaluated loans, a decrease of $1.7 million from $5.0 million in specific reserves as of March 31, 2025.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; escalating tariff and other trade policies and the resulting impacts on market volatility and global trade; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Earnings and Per Share Data:
Net income	$5,592	$2,399	$5,600	$4,743	$3,326
Basic earnings per common share	$0.50	$0.21	$0.50	$0.43	$0.30
Diluted earnings per common share	$0.49	$0.21	$0.49	$0.42	$0.30
Common shares outstanding	11,297	11,285	11,240	11,229	11,191

Performance Ratios:
Return on average assets (2)	0.90%	0.40%	0.92%	0.80%	0.58%
Return on average equity (2)	12.68	5.57	13.01	11.41	8.25
Net interest margin (tax-equivalent) (2)	3.54	3.46	3.29	3.20	3.06
Yield on earning assets (tax-equivalent) (2)	6.89	6.83	6.81	7.06	6.98
Cost of funds (2)	3.52	3.56	3.71	4.05	4.10
Efficiency ratio	65.82%	69.16%	65.72%	70.67%	72.89%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.17%	0.14%	0.34%	0.11%	0.20%
Non-performing loans to total loans	2.35	2.49	2.19	2.20	1.84
Non-performing assets to total assets	2.14	2.07	1.90	1.97	1.68
Allowance for credit losses to:
Total loans and other finance receivables	0.99	1.01	0.91	1.09	1.09
Total loans and other finance receivables (excluding loans at fair value) (1)	1.00	1.01	0.91	1.10	1.10
Non-performing loans	41.26%	39.90%	40.86%	48.66%	57.66%

Capital Ratios:
Book value per common share	$15.76	$15.38	$15.26	$14.91	$14.51
Tangible book value per common share	$15.44	$15.06	$14.93	$14.58	$14.17
Total equity/Total assets	7.09%	6.86%	7.19%	7.01%	6.91%
Tangible common equity/Tangible assets - Corporation (1)	6.96	6.73	7.05	6.87	6.76
Tangible common equity/Tangible assets - Bank (1)	8.96	8.61	9.06	8.95	8.85
Tier 1 leverage ratio - Bank	9.32	9.30	9.21	9.32	9.33
Common tier 1 risk-based capital ratio - Bank	10.53	10.15	10.33	10.17	9.84
Tier 1 risk-based capital ratio - Bank	10.53	10.15	10.33	10.17	9.84
Total risk-based capital ratio - Bank	11.54%	11.14%	11.20%	11.22%	10.84%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income:
Loans and other finance receivables, including fees	$38,697	$36,549	$36,486	$75,246	$71,825
Securities - taxable	1,792	1,693	1,324	3,485	2,575
Securities - tax-exempt	295	313	324	608	649
Cash and cash equivalents	427	613	331	1,040	631
Total interest income	41,211	39,168	38,465	80,379	75,680
Interest expense:
Deposits	17,301	16,868	18,991	34,169	36,383
Borrowings and subordinated debentures	2,751	2,524	2,628	5,275	5,842
Total interest expense	20,052	19,392	21,619	39,444	42,225
Net interest income	21,159	19,776	16,846	40,935	33,455
Provision for credit losses	3,803	5,212	2,680	9,015	5,546
Net interest income after provision for credit losses	17,356	14,564	14,166	31,920	27,909
Non-interest income:
Mortgage banking income	5,762	3,393	5,420	9,155	9,054
Wealth management income	1,492	1,535	1,444	3,027	2,761
SBA loan income	1,988	748	785	2,736	1,771
Earnings on investment in life insurance	240	222	215	462	422
Net gain (loss) on sale of MSRs	467	(52)	—	415	—
Net change in the fair value of derivative instruments	(102)	149	203	47	278
Net change in the fair value of loans held-for-sale	171	102	(29)	273	(31)
Net change in the fair value of loans held-for-investment	190	170	(24)	360	(199)
Net gain (loss) on hedging activity	16	21	(63)	37	(82)
Other	1,064	1,036	1,293	2,100	3,254
Total non-interest income	11,288	7,324	9,244	18,612	17,228
Non-interest expense:
Salaries and employee benefits	13,179	11,385	11,437	24,564	22,010
Occupancy and equipment	1,037	1,338	1,230	2,375	2,463
Professional fees	1,164	763	1,029	1,927	2,527
Data processing and software	1,706	1,479	1,506	3,185	3,038
Advertising and promotion	1,277	779	989	2,056	1,737
Pennsylvania bank shares tax	269	269	274	538	548
Other	2,725	2,730	2,553	5,455	4,869
Total non-interest expense	21,357	18,743	19,018	40,100	37,192
Income before income taxes	7,287	3,145	4,392	10,432	7,945
Income tax expense	1,695	746	1,066	2,441	1,943
Net income	$5,592	$2,399	$3,326	$7,991	$6,002

Basic earnings per common share	$0.50	$0.21	$0.30	$0.71	$0.54
Diluted earnings per common share	$0.49	$0.21	$0.30	$0.70	$0.54

Basic weighted average shares outstanding	11,228	11,205	11,096	11,215	11,092
Diluted weighted average shares outstanding	11,392	11,446	11,150	11,415	11,178

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets:
Cash and due from banks	$20,604	$16,976	$5,598	$12,542	$8,457
Interest-bearing deposits at other banks	29,570	113,620	21,864	19,805	15,601
Federal funds sold	—	629	—	—	—
Cash and cash equivalents	50,174	131,225	27,462	32,347	24,058
Securities available-for-sale, at fair value	187,902	185,221	174,304	171,568	159,141
Securities held-to-maturity, at amortized cost	32,642	32,720	33,771	33,833	35,089
Equity investments	2,130	2,126	2,086	2,166	2,088
Mortgage loans held for sale, at fair value	44,078	28,047	32,413	46,602	54,278
Loans and other finance receivables, net of fees and costs	2,108,250	2,071,675	2,030,437	2,008,396	1,988,535
Allowance for credit losses	(20,851)	(20,827)	(18,438)	(21,965)	(21,703)
Loans and other finance receivables, net of the allowance for credit losses	2,087,399	2,050,848	2,011,999	1,986,431	1,966,832
Restricted investment in bank stock	9,162	8,369	7,753	8,542	10,044
Bank premises and equipment, net	12,320	12,028	12,151	12,807	13,114
Bank owned life insurance	30,175	29,935	29,712	29,489	29,267
Accrued interest receivable	10,334	10,345	9,958	10,012	9,973
OREO and other repossessed assets	3,148	249	276	1,967	1,967
Deferred income taxes	5,314	5,136	4,669	3,537	3,950
Servicing assets	3,658	4,284	4,382	4,364	11,341
Servicing assets held for sale	—	—	—	6,609	—
Goodwill	899	899	899	899	899
Intangible assets	2,665	2,716	2,767	2,818	2,869
Other assets	28,938	24,740	31,265	33,730	26,674
Total assets	$2,510,938	$2,528,888	$2,385,867	$2,387,721	$2,351,584

Liabilities:
Deposits:
Non-interest bearing	$237,042	$323,485	$240,858	$237,207	$224,040
Interest bearing:
Interest checking	173,865	161,055	141,439	133,429	130,062
Money market and savings deposits	956,448	947,795	913,536	822,837	787,479
Time deposits	743,019	696,407	709,535	785,454	773,855
Total interest-bearing deposits	1,873,332	1,805,257	1,764,510	1,741,720	1,691,396
Total deposits	2,110,374	2,128,742	2,005,368	1,978,927	1,915,436
Borrowings	138,965	139,590	124,471	144,880	187,260
Subordinated debentures	49,792	49,761	49,743	49,928	49,897
Accrued interest payable	7,059	7,404	6,860	7,017	7,709
Other liabilities	26,728	29,823	27,903	39,519	28,900
Total liabilities	2,332,918	2,355,320	2,214,345	2,220,271	2,189,202

Stockholders’ equity:
Common stock	13,300	13,288	13,243	13,232	13,194
Surplus	82,184	82,026	81,545	81,002	80,639
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by ESOP	(1,006)	(1,006)	(1,006)	(1,204)	(1,204)
Retained earnings	117,132	112,952	111,961	107,765	104,420
Accumulated other comprehensive loss	(7,511)	(7,613)	(8,142)	(7,266)	(8,588)
Total stockholders’ equity	178,020	173,568	171,522	167,450	162,382
Total liabilities and stockholders’ equity	$2,510,938	$2,528,888	$2,385,867	$2,387,721	$2,351,584

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest income	$41,211	$39,168	$40,028	$40,319	$38,465
Interest expense	20,052	19,392	20,729	22,077	21,619
Net interest income	21,159	19,776	19,299	18,242	16,846
Provision for credit losses	3,803	5,212	3,572	2,282	2,680
Non-interest income	11,288	7,324	13,279	10,831	9,244
Non-interest expense	21,357	18,743	21,411	20,546	19,018
Income before income tax expense	7,287	3,145	7,595	6,245	4,392
Income tax expense	1,695	746	1,995	1,502	1,066
Net Income	$5,592	$2,399	$5,600	$4,743	$3,326

Basic weighted average shares outstanding	11,228	11,205	11,158	11,110	11,096
Basic earnings per common share	$0.50	$0.21	$0.50	$0.43	$0.30

Diluted weighted average shares outstanding	11,392	11,446	11,375	11,234	11,150
Diluted earnings per common share	$0.49	$0.21	$0.49	$0.42	$0.30

	Segment Information
	Three Months Ended June 30, 2025				Three Months Ended June 30, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$21,025	$63	$71	$21,159	$16,784	$36	$26	$16,846
Provision for credit losses	3,803	—	—	3,803	2,680	—	—	2,680
Net interest income after provision	17,222	63	71	17,356	14,104	36	26	14,166
Non-interest income	3,029	1,492	6,767	11,288	1,673	1,444	6,127	9,244
Non-interest expense	15,049	951	5,357	21,357	12,606	804	5,608	19,018
Income before income taxes	$5,202	$604	$1,481	$7,287	$3,171	$676	$545	$4,392
Efficiency ratio	63%	61%	78%	66%	68%	54%	91%	73%

	Six Months Ended June 30, 2025				Six Months Ended June 30, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$40,730	$73	$132	$40,935	$33,376	$30	$49	$33,455
Provision for credit losses	9,015	—	—	9,015	5,546	—	—	5,546
Net interest income after provision	31,715	73	132	31,920	27,830	30	49	27,909
Non-interest income	4,942	3,027	10,643	18,612	3,550	2,760	10,918	17,228
Non-interest expense	27,809	1,768	10,523	40,100	24,669	1,636	10,887	37,192
Income before income taxes	$8,848	$1,332	$252	$10,432	$6,711	$1,154	$80	$7,945
Efficiency ratio	61%	57%	98%	67%	67%	59%	99%	73%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Income before income tax expense	$7,287	$3,145	$4,392	$10,432	$7,945
Provision for credit losses	3,803	5,212	2,680	9,015	5,546
Pre-provision net revenue	$11,090	$8,357	$7,072	$19,447	$13,491

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Bank	$9,005	$8,860	$5,851	$17,863	$12,257
Wealth	604	726	676	1,332	1,154
Mortgage	1,481	(1,229)	545	252	80
Pre-provision net revenue	$11,090	$8,357	$7,072	$19,447	$13,491

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding and Loans at Fair Value
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Allowance for credit losses (GAAP)	$20,851	$20,827	$18,438	$21,965	$21,703

Loans and other finance receivables (GAAP)	2,108,250	2,071,675	2,030,437	2,008,396	1,988,535
Less: Loans at fair value	(14,541)	(14,182)	(14,501)	(13,965)	(12,900)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,093,709	$2,057,493	$2,015,936	$1,994,431	$1,975,635

ACL to loans and other finance receivables (GAAP)	0.99%	1.01%	0.91%	1.09%	1.09%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	1.00%	1.01%	0.91%	1.10%	1.10%

	Tangible Common Equity Ratio Reconciliation - Corporation
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Total stockholders' equity (GAAP)	$178,020	$173,568	$171,522	$167,450	$162,382
Less: Goodwill and intangible assets	(3,564)	(3,615)	(3,666)	(3,717)	(3,768)
Tangible common equity (non-GAAP)	174,456	169,953	167,856	163,733	158,614

Total assets (GAAP)	2,510,938	2,528,888	2,385,867	2,387,721	2,351,584
Less: Goodwill and intangible assets	(3,564)	(3,615)	(3,666)	(3,717)	(3,768)
Tangible assets (non-GAAP)	$2,507,374	$2,525,273	$2,382,201	$2,384,004	$2,347,816
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	6.96%	6.73%	7.05%	6.87%	6.76%

	Tangible Common Equity Ratio Reconciliation - Bank
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Total stockholders' equity (GAAP)	$228,127	$220,768	$219,119	$217,028	$211,308
Less: Goodwill and intangible assets	(3,564)	(3,615)	(3,666)	(3,717)	(3,768)
Tangible common equity (non-GAAP)	224,563	217,153	215,453	213,311	207,540

Total assets (GAAP)	2,510,684	2,525,029	2,382,014	2,385,994	2,349,600
Less: Goodwill and intangible assets	(3,564)	(3,615)	(3,666)	(3,717)	(3,768)
Tangible assets (non-GAAP)	$2,507,120	$2,521,414	$2,378,348	$2,382,277	$2,345,832
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	8.96%	8.61%	9.06%	8.95%	8.85%

	Tangible Book Value Reconciliation
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Book value per common share	$15.76	$15.38	$15.26	$14.91	$14.51
Less: Impact of goodwill /intangible assets	0.32	0.32	0.33	0.33	0.34
Tangible book value per common share	$15.44	$15.06	$14.93	$14.58	$14.17